Exhibit 10.48

November 17, 2016

STRICTLY CONFIDENTIAL

Bellerophon Therapeutics, Inc. 184

Liberty Corner Road, Suite 302

Warren, New Jersey 07059 Attn:

Fabian Tenenbaum, CFO

Reference is made to the engagement agreement (the “Engagement Agreement”), dated October 14, 2016, by and between Bellerophon Therapeutics, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright shall serve as the exclusive agent, advisor or underwriter of the Company in connection with an Offering (as defined in the Engagement Agreement).

The Company and Wainwright hereby agree to amend Section A.1, Section A.2, Section A.3 and Section A.5 of the Engagement Agreement. As such, Section A.1 is hereby amended and restated in its entirety to read as follows:

Cash Fee. The Company shall pay to Wainwright a cash fee, or as to an underwritten Offering an underwriter discount, equal to 7.0% of the aggregate gross proceeds raised in each Offering; provided, that if New Mountain Vantage Advisors, LLC or Linde North America or their affiliates invest in an Offering, the cash fee with respect to such investors shall be 4.0%.

As such, Section A.2 is hereby amended and restated in its entirety to read as follows:

[Reserved]

As such, Section A.3 is hereby amended and restated in its entirety to read as follows:

Expense Allowance. Out of the proceeds of each Closing, the Company also agrees to pay Wainwright (a) $10,000 for expenses incurred by Wainwright in connection with marketing the transaction (i.e., road show expenses, background checks, tombstones, etc.) and (b) up to $100,000 for accountable legal fees and expenses of Wainwright (provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement). Within 10 days of the execution of this engagement letter the Company shall advance Wainwright the sum of $25,000 against such expenses, subject to reimbursement by Wainwright to the Company if not used, in accordance with FINRA Rule 5110(f)(2)(C) and (f)(2)(D). Such sum shall be credited against the up to $100,000 expense allowance in the case of a completed Offering.

As such, Section A.5 is hereby amended and restated in its entirety to read as follows:

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com
Member: FINRA/SIPC

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Right of First Refusal. If within the 6-month period following the commencement of sales in each Offering, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness using a manager or agent, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as lead book runner, lead manager, lead placement agent or lead agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as lead book runner, lead underwriter or lead placement agent for such financing. If Wainwright or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com
Member: FINRA/SIPC

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IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Edward Silvera
Name: Edward Silvera
Title: Chief Operating Officer

Accepted and Agreed:

BELLEROPHON THERAPEUTICS, INC.

By	/s/ Fabian Tenenbaum
Name: Fabian Tenenbaum
Title: Chief Financial Officer

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com
Member: FINRA/SIPC

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